UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2016

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed on June 13, 2016 by Sonus Networks, Inc. (the “Company”), announcing (i) the resignation of Mark T. Greenquist as Chief Financial Officer, principal financial officer and principal accounting officer of the Company to take a similar role at a leading e-commerce platform company and (ii) that Susan Villare, the Company’s Vice President of Financial Planning and Analysis, is fulfilling the roles of Chief Financial Officer, principal financial officer and principal accounting officer of the Company on an interim basis, until a successor for Mr. Greenquist has been identified (the “Original 8-K”).  This Amendment No. 1 is being filed pursuant to Instruction 2 to Item 5.02 of Form 8-K to report information that was not available at the time of the filing of the Original 8-K.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  In connection with Ms. Villare’s new roles, on July 7, 2016, the Compensation Committee of the Board of Directors of the Company approved a new compensation structure for Ms. Villare.  Pursuant to, and subject to certain conditions specified in the letter agreement, dated July 7, 2016 (the “Letter Agreement”), Ms. Villare will receive a bonus of $20,000 for the timely and accurate release of earnings for each fiscal quarter during which she performs the duties of interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company.  Ms. Villare will not receive any bonus if her employment is terminated by the Company for Cause (as such term is defined in her employment letter, dated February 2, 2012 (the “Employment Agreement”)).

The Letter Agreement also amends the terms relating to Ms. Villare’s eligibility for severance benefits granted under her Employment Agreement and provides that if the Company terminates her employment without Cause, and subject to certain conditions specified in the Employment Agreement, Ms. Villare will receive: (i) her then-current base salary, less applicable state and federal withholdings, in accordance with the Company’s usual payroll practices for a period of twelve (12) months following the termination date; (ii) payment of 100% of her then-target bonus, less applicable state and federal withholdings, at the same time and in the same form as her target bonus otherwise would be paid; (iii) health benefits continuation for her and her dependents at the Company’s expense for the twelve (12) month period following the termination of her employment; (iv) acceleration of the vesting of any unvested options granted to her as of the termination date that would have vested over the 12 months following Ms. Villare’s termination; and all options vesting pursuant to this clause will remain outstanding and exercisable for the shorter of three years from the termination date or the remaining life of the options; and (v) acceleration of the vesting of any unvested shares of restricted stock granted to her as of the termination date that would have vested during the 12 months following Ms. Villare’s termination.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement and the Letter Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Amendment No. 1 to Current Report on Form 8-K/A and incorporated herein by reference.

Ms. Villare also entered into an indemnity agreement with the Company on the Company’s standard form.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Employment Agreement between Sonus Networks, Inc. and Susan Villare, accepted on February 3, 2012.

10.2                        Letter Agreement between Sonus Networks, Inc. and Susan Villare, accepted on July 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

10.1                        Employment Agreement between Sonus Networks, Inc. and Susan Villare, accepted on February 3, 2012.

10.2                        Letter Agreement between Sonus Networks, Inc. and Susan Villare, accepted on July 7, 2016.